Exhibit 10.1

FIRST AMENDMENT

to that certain

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT, dated as of August 20, 2010 (this “Amendment”), is made in connection with that certain Fourth Amended and Restated Credit Agreement, dated as of December 31, 2009 (the “Credit Agreement”), among Columbus McKinnon Corporation (the “Company”), certain subsidiaries of the Company party thereto (together with the Company, the “Borrowers”), the lending institutions party thereto (the “Lenders”), and  Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend certain terms and provisions of the Credit Agreement, as specifically set forth in this Amendment; and

WHEREAS, the Borrowers, the Administrative Agent and the Lenders are willing to amend certain terms and provisions of the Credit Agreement, but only on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained in the Loan Documents and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.          Amendments.

(a)           Section 1.01 of the Credit Agreement is hereby amended by:

(i)            adding the following definitions in the correct alphabetical order:

““Acceptance Credit” means a commercial Letter of Credit in which the L/C Issuer engages with the beneficiary of such Letter of Credit to accept a time draft.

“Acceptance Documents” means such general acceptance agreements, applications, certificates and other documents as the L/C Issuer may require in connection with the creation of Bankers’ Acceptances.

“Bankers’ Acceptance” or “BA” means a time draft, drawn by the beneficiary under an Acceptance Credit and accepted by the L/C Issuer upon presentation of documents by the beneficiary of an Acceptance Credit pursuant to Section 2.03 hereof, in the standard form for bankers’ acceptances of the L/C Issuer. “Bankers’ Acceptance” or “BA” shall include Existing Bankers’ Acceptances.

“Existing Bankers’ Acceptances” means each Bankers’ Acceptance issued by the L/C Issuer (including any Bankers’ Acceptance deemed to be issued) under the Third Amended and Restated Credit Agreement.

“L/C – BA Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C – BA Borrowing in accordance with its Applicable Percentage.  All L/C – BA Advances shall be denominated in Dollars.

“L/C – BA Borrowing” means an extension of credit resulting from (i) a drawing under any Letter of Credit (other than an Acceptance Credit) or (ii) a payment of a Bankers’ Acceptance upon presentation, in each case, which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.  All L/C – BA Borrowings shall be denominated in Dollars.

“L/C – BA Credit Extension” means, with respect to any Letter of Credit or Bankers’ Acceptance, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C – BA Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit, plus the sum of the maximum aggregate amount which is, or at any time thereafter may become, payable by the L/C Issuer under all then outstanding Bankers’ Acceptances, plus the aggregate of all Unreimbursed Amounts, including all L/C – BA Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit or Bankers’ Acceptance, the amount of such Letter of Credit or Bankers’ Acceptance shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit – BA Expiration Date” means the day that is five days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit – BA Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit – BA Sublimit” means an amount equal to the lesser of (a) $40,000,000 and (b) the Aggregate Commitments.  The Letter of Credit – BA Sublimit is part of, and not in addition to, the Aggregate Commitments.”;

(ii)           deleting the following definitions in their entirety:  (A) “L/C Advance”, (B) “L/C Borrowing”, (C) “L/C Credit Extension”, (D) “L/C Obligations”, (E) “Letter of Credit Expiration Date”, (F) “Letter of Credit Fee” and (G) “Letter of Credit Sublimit”;

(iii)          amending the definition of each of (A) “Alternative Currency”, (B) “Issuer Documents”, (C) “L/C Issuer”, (D) “Obligations”, (E) “Revaluation Date”, and (F) “Spot Rate”, in each case by (x) adding the text “or Bankers’ Acceptance” after each occurrence of the term “Letter of Credit” contained therein and (y) adding the text “or Bankers’ Acceptances” after each occurrence of the term “Letters of Credit” contained therein;

(iv)          amending the definition of “Approved Restructuring Charges” by replacing the amount “$15,000,000” contained therein with the amount “$21,250,000”;

(v)           amending the definition of “Consolidated EBITDA” by:

(A)          amending and restating clause (b)(vii) thereof in its entirety so that it reads as follows:  “a cash product liability payment for the Reference Period ending September 30, 2010 not to exceed $2,900,000 and”; and

(B)           deleting the following text from the end of such definition:  “, minus (d) any and all cash payouts during such period on account of the non cash product liability reserve referred to in clause (b)(vii) above”;

(vi)          amending the definition of “Interest Expense” by adding the text “or bankers’ acceptance” immediately after the text “letter of credit” contained in clause (c) thereof;

(vii)         amending the definition of “Letter of Credit” by (A) deleting the word “standby” in the first sentence thereof and (B) adding the following sentence at the end of such definition:  “A Letter of Credit may be a commercial letter of credit or a standby letter of credit.”;

(viii)        amending the definition of “Letter of Credit Application” by adding the text “and, in the case of any Acceptance Credit, shall include the related Acceptance Documents” immediately before the period at the end of such definition;

(ix)           further amending the definition of “Revaluation Date” by adding the text “and Existing Bankers’ Acceptances” immediately after the term “Existing Letters of Credit” contained in clause (b)(iv) thereof; and

(x)           amending the definition of “Total Funded Indebtedness” by adding the text “and bankers’ acceptances” immediately after the text “letters of credit” contained in clause (a)(iv) thereof.

(b)           The Credit Agreement and each other Loan Document are hereby amended by:

(i)            replacing each occurrence of the term (A) “L/C Advance” contained therein with the term “L/C – BA Advance” and (B) “L/C Advances” contained therein with the term “L/C – BA Advances”;

(ii)           replacing each occurrence of the term (A) “L/C Borrowing” contained therein with the term “L/C – BA Borrowing” and (B) “L/C Borrowings” contained therein with the term “L/C – BA Borrowings”;

(iii)          replacing each occurrence of the term (A) “L/C Credit Extension” contained therein with the term “L/C – BA Credit Extension” and (B) “L/C Credit Extensions” contained therein with the term “L/C – BA Credit Extensions”;

(iv)          replacing each occurrence of the term (A) “L/C Obligation” contained therein with the term “L/C – BA Obligation” and (B) “L/C Obligations” contained therein with the term “L/C – BA Obligations”;

(v)           replacing each occurrence of the term “Letter of Credit Expiration Date” contained therein with the term “Letter of Credit – BA Expiration Date”;

(vi)          replacing each occurrence of the term (A) “Letter of Credit Fee” contained therein with the term “Letter of Credit – BA Fee” and (B) “Letter of Credit Fees” contained therein with the term “Letter of Credit – BA Fees”; and

(vii)         replacing each occurrence of the term “Letter of Credit Sublimit” contained therein with the term “Letter of Credit – BA Sublimit”.

(c)           The Credit Agreement is hereby amended by amending each of (i) Section 1.05(b), (ii) Section 1.06, (iii) Section 1.09, (iv) Section 3.04, (v) Section 3.05(c), (vi) Section 4.02(e), (vii) the first paragraph of Article VI, (viii) the first paragraph of Article VII, (ix) Section 9.04, (x) the second proviso to Section 10.01, (xi) Sections 10.04(a), (b) and (d), (xii) Section 10.06(b)(iii)(c) and (xiii) Section 10.11, in each case by (x) adding the text “or Bankers’ Acceptance” after each occurrence of the term “Letter of Credit” contained therein and (y) adding the text “or Bankers’ Acceptances” after each occurrence of the term “Letters of Credit” contained therein.

(d)           Section 1.06(c) of the Credit Agreement is hereby further amended by adding the text “or Existing Bankers’ Acceptance” after each occurrence of the term “Existing Letter of Credit” contained therein.

(e)           Section 2.03 of the Credit Agreement is hereby amended and restated so that it reads, in its entirety, as follows (please note that the changed text is marked so that deleted text is shown as ~~strikethrough~~ and new text as double underscore):

“2.03     “Letters of Credit and Bankers’ Acceptances.

(a)           The Letter of Credit – BA Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit - BA Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or its Subsidiaries and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, ~~and~~ (2) to honor drawings under the Letters of Credit~~;~~, and (3) with respect to Acceptance Credits, to create Bankers’ Acceptances in accordance with the terms thereof and hereof; and (B) the Lenders severally agree to participate in Letters of Credit and Bankers’ Acceptances issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that (I) after giving effect to any L/C – BA Credit Extension with respect to any Letter of Credit or Bankers’ Acceptance, (v) the Total Outstandings shall not exceed the Aggregate Commitments, (w) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C – BA Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (x) the Outstanding Amount of the L/C – BA Obligations shall not exceed the Letter of Credit – BA Sublimit and (y) the sum of the aggregate Outstanding Amount of all Committed Loans made to Foreign Borrowers and the aggregate Outstanding Amount of the L/C – BA Obligations of the Foreign Borrowers shall not exceed the Foreign Borrower Sublimit and (II) as to Acceptance Credits, the Bankers’ Acceptance created or to be created thereunder shall be an eligible bankers’ acceptance under Section 13 of the Federal Reserve Act (12 U.S.C. § 372).  Each request by the Company for the issuance or amendment of a Letter of Credit or Bankers’ Acceptance shall be deemed to be a representation by the Company that the L/C -BA Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit and Existing Bankers’ Acceptances shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)           The L/C Issuer shall not issue any Letter of Credit or Bankers’ Acceptance, if:

(A)          subject to Section 2.03(b)(iii), the expiry date of such requested (I) standby Letter of Credit would occur more than twelve months after the date of issuance or last extension or (II) commercial Letter of Credit would occur more than twenty-four months after the date of issuance or last extension, unless, in each case, the Required Lenders have approved such expiry date; or

(B)           the expiry date of such requested Letter of Credit, or the maturity date of any Bankers’ Acceptance issued under such requested Letter of Credit, would occur after the Letter of Credit – BA Expiration Date, unless all the Lenders have approved such expiry date.

(iii)           The L/C Issuer shall not be under any obligation to issue any Letter of Credit or Bankers’ Acceptance if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit or any related Bankers’ Acceptance, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit or related bankers’ acceptances generally or such Letter of Credit or any related Bankers’ Acceptance in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit or related Bankers’ Acceptance any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)           the issuance of such Letter of Credit or any related Bankers’ Acceptance would violate one or more policies of the L/C Issuer applicable to letters of credit generally, or the creation of any related Bankers’ Acceptance would cause the L/C Issuer to exceed the maximum amount of outstanding bankers’ acceptances permitted by applicable law;

(C)          such Letter of Credit or any related Bankers’ Acceptance shall be denominated in a currency other than Dollars or an Alternative Currency;

(D)          such Letter of Credit or any related Bankers’ Acceptance contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(E)           any Lender is at such time an Impacted Lender, unless the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrowers and/or such Impacted Lender to eliminate such L/C Issuer’s risk with respect to such Impacted Lender; ~~or~~

(F)           the L/C Issuer does not as of the issuance date of such requested Letter of Credit or any related Bankers’ Acceptance issue Letters of Credit or Bankers’ Acceptances in the requested currency; or

(G)           the maturity date of any Bankers’ Acceptance issued under any such requested Acceptance Credit would occur earlier than 30 or later than 120 days from date of issuance, and in any event, later than 60 days before the Letter of Credit - BA Expiration Date, unless the Administrative Agent has approved such expiry date.

(iv)          The L/C Issuer shall not amend any Letter of Credit or any Bankers’ Acceptance if the L/C Issuer would not be permitted at such time to issue such Letter of Credit or Bankers’ Acceptance in its amended form under the terms hereof.

(v)           The L/C Issuer shall be under no obligation to amend any Letter of Credit or Bankers’ Acceptance if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit or Bankers’ Acceptance in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit or Bankers’ Acceptance does not accept the proposed amendment to such Letter of Credit or Bankers’ Acceptance.

(vi)          The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit or Bankers’ Acceptances issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit and Bankers’ Acceptances issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit and Bankers’ Acceptances as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing or presentation thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing or presentation thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.  Immediately upon the creation of each Bankers’ Acceptance, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Bankers’ Acceptance in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Bankers’ Acceptance.

(iii)           If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving 30-days’ prior notice to the beneficiary thereof (the “Non-Extension Notice Date”).  Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit - BA Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or, with respect to any Acceptance Credit, presentation of documents, under such Letter of Credit, or any presentation for payment of a Bankers’ Acceptance, the L/C Issuer shall notify the Company and the Administrative Agent thereof.  In the case of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit or Bankers’ Acceptance to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit or Bankers’ Acceptance to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on such Letter of Credit or such payment on such Bankers’ Acceptance, as applicable, and in the applicable currency.  If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing or payment (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Company shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C - BA Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C - BA Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C - BA Borrowing and shall constitute an L/C - BA Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Lender funds its Committed Loan or L/C - BA Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit or payments made on any Bankers’ Acceptance, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Lender’s obligation to make Committed Loans or L/C - BA Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit and payments made on Bankers’ Acceptances, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice).  No such making of an L/C - BA Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit or Bankers’ Acceptance, together with interest as provided herein.

(vi)          If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C - BA Advance in respect of the relevant L/C - BA Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit or Bankers’ Acceptance and has received from any Lender such Lender’s L/C- BA Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and each payment under any Bankers’ Acceptance, and to repay each L/C - BA Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit or Bankers’ Acceptance, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or Bankers’ Acceptance or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document or endorsement presented under or in connection with such Letter of Credit or Bankers’ Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit or obtain payment under any Bankers’ Acceptance;

(iv)          any payment by the L/C Issuer under such Letter of Credit or Bankers’ Acceptance against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or Bankers’ Acceptance so long as the L/C Issuer has not acted with gross negligence or willful misconduct; or any payment made by the L/C Issuer under such Letter of Credit or Bankers’ Acceptance to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)          any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(vi)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto, and each Bankers’ Acceptance, that is delivered to it, and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will promptly notify the L/C Issuer.  The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit or making any payment under a Bankers’ Acceptance, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, Bankers’ Acceptance or Issuer Document.  The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit or Bankers’ Acceptance; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or to honor any Bankers’ Acceptance presented for payment in strict compliance with its terms and conditions.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and, in the absence of the L/C Issuer’s gross negligence or willful misconduct, the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument endorsing, transferring or assigning or purporting to endorse, transfer or assign a Letter of Credit or Bankers’ Acceptance or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Cash Collateral.  (1) Upon the request of the Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit or made any payment under any Bankers’ Acceptance and such drawing has resulted in an L/C- BA Borrowing, or (B) if, as of the Letter of Credit - BA Expiration Date, any L/C - BA Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C - BA Obligations in an amount equal to 103% of the Outstanding Amount thereof.

(ii)           In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C - BA Obligations at such time exceeds 105% of the Letter of Credit - BA Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C - BA Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C - BA Obligations exceeds the Letter of Credit - BA Sublimit.

(iii)          [Intentionally Omitted].

(iv)          Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C - BA Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(h)           Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(i)           Letter of Credit - BA Fees.  The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit - BA fee (the “Letter of Credit - BA Fee”) for each Letter of Credit and each Bankers’ Acceptance (without duplication) equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit or the maximum stated amount of such Bankers’ Acceptance, as the case may be.  For purposes of computing the daily amount available to be drawn under any Letter of Credit or the maximum stated amount of any Bankers’ Acceptance, the amount of such Letter of Credit or Bankers’ Acceptance, as the case may be, shall be determined in accordance with Section 1.09.  Letter of Credit - BA Fees shall be (i) due and payable in Dollars on the fifth (5th) day of each of January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit or Bankers’ Acceptance (as the case may be), on the Letter of Credit - BA Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit and the maximum stated amount of each Bankers’ Acceptance, as the case may be, shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit - BA Fees shall accrue at the Default Rate.

(j)           Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit and each Bankers’ Acceptance (without duplication), at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit or the maximum stated amount of such Bankers’ Acceptance, as the case may be, on a quarterly basis in arrears.  Such fronting fee shall be due and payable in Dollars on the fifth (5th) day of each of January, April, July and October in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit or Bankers’ Acceptance (as the case may be), on the Letter of Credit - BA Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit or the maximum stated amount of any Bankers’ Acceptance, the amount of such Letter of Credit or Bankers’ Acceptance, as the case may be, shall be determined in accordance with Section 1.09.  In addition, the Company shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit and bankers’ acceptances as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)           Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)            Letters of Credit and Bankers’ Acceptances Issued for Subsidiaries; Designated Borrowers.

(i)            Notwithstanding that a Letter of Credit or a Bankers’ Acceptance issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit or Bankers’ Acceptance.  The Company hereby acknowledges that the issuance of Letters of Credit and Bankers’ Acceptances for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(ii)           Notwithstanding anything contained in this Section 2.03 to the contrary, in the event that a Letter of Credit or Bankers’ Acceptance is issued to a Designated Borrower or on account of a Subsidiary of a Designated Borrower, all of the Obligations under this Section with respect to such Letter of Credit or Bankers’ Acceptance (i.e., reimbursement obligations, cash collateral obligations, letter of credit-banker’s acceptance fees and fronting fees) shall be direct obligations of such Designated Borrower.

(f)            Sections 2.11(b) and 2.12(d) of the Credit Agreement are hereby amended by adding the text “, Bankers’ Acceptances” after each occurrence of the term “Letters of Credit” contained therein.

(g)           Section 7.11(b) of the Credit Agreement is hereby amended and restated so that it reads, in its entirety, as follows.

“(b)         Total Leverage Ratio.  Permit the Total Leverage Ratio, as at the end of any fiscal quarter, to be greater than (i) for each of the fiscal quarters ending on or about December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, 3.75:1, (ii) for the fiscal quarter ending on or about December 31, 2010, 3.65:1 and (iii) for each fiscal quarter ending thereafter, 3.50:1.”

(h)           Sections 8.03 and 9.10 of the Credit Agreement are hereby amended by adding the text “and Bankers’ Acceptances” after each occurrence of the term “Letters of Credit” contained therein.

(i)            Section 9.06(c) of the Credit Agreement is hereby amended by amending and restating clause (c) contained in the last paragraph thereof so that it reads, in its entirety, as follows.

“(c) the successor L/C Issuer shall issue letters of credit and bankers’ acceptances in substitution for the Letters of Credit and Bankers’ Acceptances, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit and Bankers’ Acceptances.”

(j)            Section 10.06(i) of the Credit Agreement is hereby amended by (i) adding the text “and Bankers’ Acceptances” after the term “Letters of Credit” contained in the third sentence thereof and (ii) amending and restating clause (b) contained therein so that it reads, in its entirety, as follows.

“(b) the successor L/C Issuer shall issue letters of credit and bankers’ acceptances in substitution for the Letters of Credit and Bankers’ Acceptances, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit and Bankers’ Acceptances.”

(k)           The Credit Agreement is hereby amended by deleting Schedule 10.02 attached thereto and substituting in lieu thereof Schedule 10.02 attached hereto.

§2.          Affirmation and Acknowledgment.  Each Borrower hereby ratifies and confirms all of its Obligations to the Lenders, including, without limitation, the Loans, the Notes and the other Loan Documents, and each Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders all Obligations under the Credit Agreement as amended hereby.  Each Guarantor hereby acknowledges and consents to this Amendment and agrees that its Guaranty remains in full force and effect, and each such Guarantor confirms and ratifies all of its obligations under the Loan Documents.  Each Borrower and each Guarantor hereby confirms that the Obligations are and remain secured pursuant to the Security Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers and the Guarantors, as security for the Obligations.

§3.          Representations and Warranties.  Each Borrower hereby represents and warrants to the Lenders as follows:

(a)           The execution and delivery by each Borrower and each Guarantor of this Amendment, and the performance by each Borrower and each Guarantor of its obligations and agreements under this Amendment and the Credit Agreement as amended hereby, are within the corporate authority of each Borrower and each Guarantor and have been duly authorized by all necessary corporate proceedings on behalf of each Borrower and each Guarantor, and do not contravene any provision of law, statute, rule or regulation to which any Borrower or any Guarantor is subject or any Borrower’s or any Guarantor’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon any Borrower or any Guarantor.

(b)           This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrowers and the Guarantors, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c)           Other than approvals or consents which have been obtained, no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrowers of this Amendment and the Credit Agreement, as amended hereby.

(d)           The representations and warranties contained in Article V of the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date.

(e)           The Borrowers have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

§4.          Conditions to Effectiveness.  The Administrative Agent and the Company agree that this Amendment shall become effective as of the date first written above upon the receipt by the Administrative Agent of counterparts of this Amendment, duly executed by each of the Company, the Guarantors, the Administrative Agent and the Required Lenders.

§5.          Expenses.  Borrowers agree to pay to the Administrative Agent upon written demand therefor an amount equal to any and all reasonable out-of-pocket costs, expenses, and liabilities incurred or sustained by the Adminsitrative Agent in connection with the preparation of this Amendment (including, without limitation, reasonable fees and expenses of legal counsel). Amounts payable pursuant to this Section 5 shall be subject to the provisions of Section 10.04(a) of the Credit Agreement, as fully as if set forth therein

§6.          Miscellaneous Provisions.

(a)           Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect without modification or waiver.

(b)           This Amendment shall constitute a Loan Document under the Credit Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Documents and be secured by the collateral security for the Obligations.  The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.

(c)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d)           This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument.  In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail in portable document format (.pdf) shall be equally effective as delivery of an original executed counterpart of this Amendment.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed as of the date first written above.

BORROWERS

COLUMBUS MCKINNON CORPORATION

By:	/s/ Karen L. Howard
Name:	Karen L. Howard
Title:	Vice President

GUARANTORS

YALE INDUSTRIAL PRODUCTS, INC.

By:	/s/ Karen L. Howard
Name:	Karen L. Howard
Title:	Vice President

CRANE EQUIPMENT & SERVICE, INC.

By:	/s/ Karen L. Howard
Name:	Karen L. Howard
Title:	Vice President

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Angelo M. Martorana
Name:	Angelo M. Martorana
Title:	Assistant Vice President

BANK OF AMERICA, N.A.
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Colleen M. O’Brien
Name:	Colleen M. O’Brien
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Karen L. Mikols
Name:	Karen L. Mikols
Title:	Assistant Vice President

RBS CITIZENS BANK, N.A., as a Lender

By:	/s/ Thomas Giles
Name:	Thomas Giles
Title:	Senior Vice President

M&T BANK, as a Lender

By:	/s/ Catharine Ackerson
Name:	Catharine Ackerson
Title:	Vice President

PNC BANK, N.A., as a Lender

By:	/s/ James F. Stevenson
Name:	James F. Stevenson
Title:	Senior Vice President

CR EDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Shaheen Malik
Name:	Shaheen Malik
Title:	Vice President

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Associate

SCHEDULE 10.02

Notices

COMPANY:

Columbus McKinnon Corporation
140 John James Audubon Parkway
Amherst, New York 14228-1197
Attention: Karen L. Howard, Chief Financial Officer
Telephone: 716-689-5550
Fax:  716-689-5598
E-mail: karen.howard@cmworks.com

With a copy to:
Raymond H. Seitz, Esq.
Phillips Lytle LLP
3400 HSBC Center
Buffalo, NY 14203-2887
Telephone :716-847-7065
Fax: 716-852-6100
E-mail: rseitz@phillipslytle.com

ADMINISTRATIVE AGENT and SWING LINE LENDER:

For Payments and Requests for Credit Extensions:

Shawn Meachem
Bank of America, N.A.
Mail Code: NC1-001-04-39
One Independence Center
101 N Tryon Street
Charlotte, North Carolina 28255
Phone:  980-388-1043
Fax:  704-719-8510
Email: shawn.meachem@bankofamerica.com

For Credit Related Matters:

Colleen M. O’Brien
Bank of America, N.A.
Mail Code: NY7-144-10-03
1 East Avenue
Rochester, NY 14638
Phone: 585-546-9362
Fax:  312-453-6274
Email: colleen.m.o'brien@baml.com

Other Notices/Deliveries to Administrative Agent:

Angelo Martorana
Bank of America, N.A.
Mail Code: IL1-231-10-41
231 South LaSalle Street
Chicago, Illinois 60604
Phone:  312-828-7933
Fax:  877-206-8415
Email: angelo.m.martorana@bankofamerica.com

L/C ISSUER:

Commercial Letters of Credit:

Import LC

Jonathan Stull
Bank of America, N.A.
1 FLEET WAY
Mail Code: PA6-580-02-30
SCRANTON PA 18507
Phone: 570-330-4662 or 1-800-370—7519 ext 4662
Fax: 212-293-8117 or 1-800-755-8740
Email: Jonathan.C.Stull@baml.com or CST_Imports_Scranton@bankofamerica.com

Export LC

Sara Bertocki
Bank of America, N.A.
1 FLEET WAY
Mail Code: PA6-580-02-30
SCRANTON PA 18507
Phone: 570-330-4276 or 1-800-370-7519 ext 4276
Fax: 1-800-755-8740
Email: Sara.Bertocki@baml.com

Bankers’ Acceptances:

Lidia Vega
Bank of America, N.A.
1000 W TEMPLE ST
Mail Code: CA9-705-07-05
LOS ANGELES CA 90012-1514
Phone: 213-580-8353
Fax: 213-580-8362
Email: Lidia.Vega@baml.com